EXHIBIT 10.13.2

23 January 2004

Matthew George

Director Network Services

MSNTV Network, Inc.

1065 La Avenida

Mountain View, California 94043

Re: Software Development and License and Services Agreement, Launch Date of March 26, 2001, term extended to June 28, 2004

Dear Mr. George:

This letter constitutes our agreement to extend our existing Term scheduled to end and/or renew on March 25, 2004. For the purposes of negotiating new terms for a Renewal Term, the parties agree to extend the term of the agreement to June 28, 2004 (“Initial Term”). Upon notice provided not later than June 28, 2004, MSNTV (as successor in interest to WebTV) will either renew the Agreement, subject to any mutually agreed renewal terms, or provide its notice not to renew. Should MSNTV give its notice not to renew, MSNTV shall have the right to wind-down in accordance with Section 13.3 of the Agreement. The foregoing constitutes the only modification to the Agreement. All other terms and conditions of the Agreement will continue to apply. All terms not defined herein will have the same meanings as provided by the Agreement.

Please sign below to indicate your agreement with the above.

Regards,

/s/ Mike Irwin

Mike Irwin
CFO

I have read, understood and agree to the above

As an authorized signer on behalf of MSNTB:

/s/ Matthew George

Matthew George

Cc:	Law and Corporate Affairs

WebTV Network, Inc.

1065 La Avenida

Mountain View, CA 94043